EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Anne H. Lloyd
Executive Vice President and Chief
Financial Officer
(919) 783-4660
www.martinmarietta.com

MARTIN MARIETTA REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS

Quarterly Earnings Per Diluted Share of $0.94

Fourth-Quarter Heritage Consolidated Gross Margin Expands 370 Basis Points

Accelerated TXI-Related Synergy Realization Delivers 2014 Accretion

New Share Repurchase Program Announced

Aggregates Product Line Volume Up 19% and Pricing Up 7%

Magnesia Specialties Generates Record Fourth-Quarter Net Sales

RALEIGH, North Carolina (February 10, 2015) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported its results for the fourth quarter and year ended December 31, 2014.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated: “2014 was a transformational year for Martin Marietta, and we are proud of the results we delivered, including a 77% increase in fourth-quarter net earnings over the prior-year quarter. Further, TXI-related synergy realization accelerated in the fourth quarter, making the transaction accretive for the year. These results further validate the successful execution of our strategic initiatives and the benefit of continuous focus on our core principles, including operational excellence and cost discipline. Our strong foundation, bolstered by the acquisition of Texas Industries, Inc. (“TXI”) in July, has us well positioned to continue delivering increased shareholder value as we serve the rising demand for building materials.

“Employment growth in the United States, a stimulus for construction activity, is at its highest rate since 2006. Texas leads the nation in job growth, with widespread gains across many industry sectors, including trade, professional business services, leisure and hospitality, education and health services. Additionally, the Texas Department of Transportation is operating with a robust budget and project backlog. Further, voters in Texas recently approved Proposition 1, a constitutional amendment authorizing annual disbursements from the state’s existing oil and gas production tax collections to the State Highway Fund, including an additional $1.7 billion in 2015. We believe growth in Texas is sustainable, supported by a favorable business climate, diversity of economic drivers, state construction activity and recent commitments to major, multiyear projects, notwithstanding the moderation in the oil and gas industry. Our enhanced position in Texas has created a platform to capitalize on these opportunities.

“The Aggregates business’ gross profit increased $34 million over the prior-year quarter, demonstrating the powerful combination of volume and pricing growth from the heritage business and the contribution from the acquired TXI operations. Notably, we achieved this improvement in gross profit despite recovery in the eastern United States lagging the western half of the country. However, momentum is increasing in the Southeast, where North Carolina, Georgia and Florida all rank in the top five states in the nation for employment growth.”

Mr. Nye continued, “We continue to focus on maximizing the synergistic value of the TXI transaction. To that end, we now expect to achieve annual synergies of $100 million by the end of 2016, an increase of more than 40% compared with our previously announced target. Our 2015 plan assumes achievement of our targeted general and administrative synergies. As we continue the integration process, we remain committed to achieving world-class safety standards and increasing shareholder value.”

MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

NOTABLE ITEMS FOR THE QUARTER (ALL COMPARISONS ARE VERSUS THE PRIOR-YEAR FOURTH QUARTER)

•	Earnings per diluted share of $0.94 compared with $0.77
•	Consolidated net sales of $779.5 million compared with $491.4 million, an increase of 59%
•	$541.5 million of net sales from heritage operations
•	Aggregates product line volume increase of 18.8%; aggregates product line price increase of 6.7%
•	Heritage aggregates product line volume increase of 7.6%; heritage aggregates product line price increase of 6.0%
•	Cement business net sales of $100.0 million, earnings from operations of $22.5 million and EBITDA of $37.7 million
•	Magnesia Specialties net sales of $58.2 million and earnings from operations of $19.8 million
•

Heritage consolidated gross margin (excluding freight and delivery revenues) of 24.2%, up 370 basis points; consolidated gross margin (excluding freight and delivery revenues) of 21.2%, up 60 basis points

•	Consolidated selling, general and administrative expenses (SG&A) of $50.0 million, or 6.4% of net sales, a reduction of 120 basis points
•	Consolidated earnings from operations of $118.6 million compared with $62.8 million

NOTABLE ITEMS FOR THE FULL YEAR (ALL COMPARISONS ARE VERSUS FULL-YEAR 2013)

•	Adjusted earnings per diluted share of $3.74 compared with $2.61:

Reported earnings per diluted share	$2.71
Add back:
Acquisition-related expenses, net	0.91
One-time increase in cost of sales for acquired inventory	0.12
Adjusted earnings per diluted share	$3.74
•	Consolidated net sales of $2.68 billion compared with $1.94 billion, an increase of 38%
•	$2.17 billion of net sales from heritage operations
•	Aggregates product line volume increase of 13.7%; aggregates product line pricing increase of 4.5%
•	Heritage aggregates product line volume increase of 7.5%; heritage aggregates product line pricing increase of 4.1%
•	Magnesia Specialties net sales of $236.1 million and earnings from operations of $74.8 million, both annual records
•	Acquired operations contribute $511.6 million of net sales and $78.9 million of adjusted gross profit
•	Heritage consolidated gross margin (excluding freight and delivery revenues) of 21.0%, up 230 basis points
•	Consolidated selling, general and administrative expenses (SG&A) of $169.2 million, or 6.3% of net sales, a reduction of 140 basis points
•	Adjusted consolidated earnings from operations of $368.7 million compared with $218.0 million, a 70% increase:

Reported consolidated earnings from operations	$314.9
Add back:
TXI acquisition-related expenses, net	42.7
One-time increase in cost of sales for acquired inventory	11.1
Adjusted consolidated earnings from operations	$368.7

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

QUARTERLY OPERATING RESULTS (ALL COMPARISONS ARE VERSUS THE PRIOR-YEAR FOURTH QUARTER UNLESS NOTED OTHERWISE)

Aggregates Business

Heritage aggregates product line shipments reflect growth in all end-use markets. Shipments to the infrastructure market comprised 44% of quarterly volumes and increased 12%, with each reportable group achieving double-digit improvement. The growth reflects projects funded by the Transportation Infrastructure Financing and Innovation Act, or TIFIA, and public-private partnerships, which are having a positive impact in Texas, Colorado and Florida. Federal funding under the provisions of the Moving Ahead for Progress in the 21st Century, or MAP-21, have been extended through May 31, 2015.

The nonresidential market represented 32% of quarterly heritage aggregates product line shipments and increased 4%. Energy-related shipments remain strong as momentum and the backlog of committed projects, notably in south Texas, have offset any impact from declining oil prices. The Company believes this trend will continue, driven by $100 billion of anticipated energy projects along the Gulf Coast, including a significant portion in Texas, as well as anticipated Proposition 1-funded infrastructure repairs in South Texas. The residential end-use market accounted for 15% of quarterly heritage aggregates product line shipments, and volumes to this market increased 5%. The overall rate of residential growth has slowed, in part due to a reduction in available lot inventory in the Company’s markets. However, the West Group continues to experience significant growth. The ChemRock/Rail market accounted for the remaining 9% of heritage aggregates product line volumes and increased 5%, reflecting growth in ballast partially offset by a reduction in agricultural lime shipments, principally in the West Group and Mid-America Group, respectively.

Geographically, heritage aggregates product line shipments increased in each reportable group, led by an adjusted 15.5% increase in the West Group. The West Group’s prior-year quarter included shipments from an Oklahoma quarry and two Dallas, Texas rail yards divested in the third quarter of 2014 as required by the Department of Justice in the TXI acquisition. This divestiture did not meet the accounting requirements for classification as discontinued operations. Reported West Group shipments increased 8.6% in the fourth quarter. Aggregates product line shipments in the Mid-America Group increased 7.7%, led by North Carolina. The Southeast Group reported a volume increase of 4.1%. In addition to the metro-Atlanta area, Florida is also showing signs of further recovery, as the I-4 Ultimate project is under way and the housing market is improving. Recovery in the southeastern United States is also being aided by lower oil prices, which is leading to increased discretionary consumer spending.

Heritage aggregates product line pricing remains strong and increased in each reportable group, led by a 9.3% improvement in the West Group. The Mid-America Group and Southeast Group achieved pricing increases of 3.9% and 7.2%, respectively.

The acquired aggregates product line operations continue to be integrated into the heritage business as part of capturing the synergies of the TXI acquisition. While not reflecting the full contribution of these operations, acquired aggregates product line locations reported $31 million of net sales and $3 million of gross profit.

The heritage ready mixed concrete product line reported pricing and volume improvements of 11% and 2%, respectively, leading to an 840-basis-point improvement in the heritage product line’s gross margin (excluding freight and delivery revenues). The acquired ready mix concrete operations contributed $107 million of net sales and $4 million of gross profit. The hot mixed asphalt product line reported a 16% increase in net sales.

Consistent with the Company’s expectations, total production cost per ton for the heritage aggregates product line declined 2%, reflecting increased leverage and lower energy costs.

Incremental margin for the heritage aggregates business approached targeted objectives, despite the southeastern United States businesses producing at less than 60% of the prior cyclical peak. The heritage Aggregates business gross margin (excluding freight and delivery revenues) was 21.7%, an increase of 370 basis points.

Magnesia Specialties Business

Magnesia Specialties continued to deliver strong performance and generated fourth-quarter record net sales of $58.2 million. Fourth-quarter earnings from operations were $19.8 million compared with $20.4 million in the prior-year quarter.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

Cement Business

The Cement business is benefitting from continued strength in the Texas markets, where current demand exceeds local supply, and the Portland Cement Association (PCA) forecasts continued supply/demand imbalance over the next several years. Effective October 1, 2014, the Company announced a price increase of $10 per ton of cement in the Texas and California markets. The Cement group leadership, in collaboration with the Company’s aggregates and ready mixed management, developed strategic plans regarding interplant efficiencies, as well as tactical plans addressing plant utilization and efficiency, providing a road map for significantly improved profitability for 2015 and beyond. During the quarter, the Company incurred $9.6 million in planned cement kiln maintenance costs.

Synergistic Value of TXI Acquisition

The Company is working towards its target operating model and integration is progressing. Notably, the Company now expects to achieve $100 million in annual synergies by the end of 2016, resulting from the TXI acquisition. For the second half of 2014, the Company achieved synergies of $27 million, 50% higher than original expectations. In addition, the Company continues to expect to fully utilize TXI’s more than $500 million in existing net operating loss, or NOL, carryforwards as well as realize incremental value from the expected divestiture of identified non-operating real estate assets, both over the next few years.

CONSOLIDATED OPERATING RESULTS

For the quarter, acquired TXI operations for all product lines contributed $238 million of net sales, $34 million of gross profit and $51 million of EBITDA.

Consolidated SG&A was 6.4% of net sales compared with 7.6% in the prior-year quarter. The reduction of 120 basis points reflects the growth of net sales outpacing the increase in SG&A as well as lower pension expense. The Company incurred acquisition-related expenses of $1.7 million, which is the expected run rate for the next few quarters. The Company also recognized $4.9 million of other operating income, which includes gains on sales of assets. Earnings from operations for the quarter were $118.6 million compared with $62.8 million, an increase of 89%.

The Company’s effective income tax rate for full-year 2014 was 38%, which is higher than the Company’s historical rate. The estimated effective income tax rate, excluding the TXI transaction effects, would have been 30%. The rate increase reflects the tax impact of the TXI transaction, including the limited deductibility of certain acquisition-related expenses and the non-deductibility of goodwill written off as part of the required divestiture. These factors were partially offset by the income tax benefits, resulting from the exercise of converted stock awards issued to former TXI personnel. Cash taxes for the full year were $16 million, which reflects consideration of deferred income taxes and the utilization of an estimated $48 million of NOL carryforwards.

LIQUIDITY AND CAPITAL RESOURCES

Cash provided by operating activities for 2014 was $381.7 million compared with $309.0 million in 2013, principally attributable to higher earnings before depreciation, depletion and amortization expense, coupled with lower cash taxes and partially offset by cash flow used for working capital, all in relation to the prior year. Adjusted cash provided by operating activities, which excludes the impact from nonrecurring transaction and integration expenses related to the TXI acquisition, for 2014 was $452.0 million.

At December 31, 2014, the ratio of consolidated debt to consolidated EBITDA, as defined, for the trailing twelve months was 2.5 times, in compliance with the leverage covenant.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

SHARE REPURCHASE PROGRAM

The Board of Directors has authorized a new share repurchase program under which the Company may acquire up to 20 million shares of its outstanding common stock. The authorization to repurchase up to 20 million shares includes the five million shares authorized under the Company’s previous share repurchase program. As of December 31, 2014, there were 67.3 million shares of Martin Marietta common stock outstanding. Future repurchases are expected to be carried out through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share purchase transactions, or any combination of such methods. The Company expects to complete the repurchase program over the next three years, though the actual timing of completion will be based on an ongoing assessment of the capital needs of the business, the market price of its common stock and general market conditions. Share repurchases will be executed based on then-current business and market factors so the actual return of capital in any single quarter may vary. The repurchase program may be modified, suspended or discontinued by the Board at any time without prior notice.

“The 20 million share repurchase program demonstrates the transformational power of Martin Marietta’s business model and our commitment to delivering value to shareholders,” said Mr. Nye. “Our strong balance sheet and cash flow generation provides us with the flexibility to repurchase up to 30 percent of Martin Marietta’s outstanding shares while continuing to invest in our business and execute our strategic growth initiatives.”

FULL-YEAR 2015 OUTLOOK

The Company is encouraged by positive trends in its business and markets, notably:

•	Nonresidential construction is expected to increase in both the heavy industrial and commercial sectors. The Dodge Momentum Index is at its highest level since 2009 and signals continued growth.
•	Energy-related economic activity, including follow-on public and private construction activities in our primary markets, is anticipated to remain strong.
•

Residential construction is expected to continue to grow, driven by historically low levels of construction activity over the previous several years, employment gains, low mortgage rates, significant lot absorption, higher multi-family rental rates and rising housing prices.

•

For the public sector, authorized highway funding from MAP-21 should remain stable compared with 2014. Additionally, state initiatives to finance infrastructure projects, including support from TIFIA, are expected to grow and continue to play an expanded role in public-sector activity.

Based on these trends and expectations, the Company anticipates the following for full-year 2015:

•	Aggregates end-use markets compared to 2014 levels are as follows:
•	Infrastructure market to increase mid-single digits.
•	Nonresidential market to increase in the high-single digits.
•	Residential market to experience a double-digit increase.
•	ChemRock/Rail market to remain relatively flat.
•	Aggregates product line shipments to increase by 10% to 12% compared with 2014 levels.
•	Heritage aggregates shipments to increase 4% to 7%
•	Shipments from acquired TXI operations to more than double, reflecting a full year of ownership
•	Aggregates product line pricing to increase by 4% to 6% compared with 2014.
•	Aggregates product line production cost per ton shipped to decline slightly.
•	Aggregates-related downstream product lines to generate between $875 million and $925 million of net sales and $65 million to $70 million of gross profit.
•	Net sales for the Cement segment to be between $475 million and $500 million, generating $120 million to $130 million of gross profit.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

•	Net sales for the Magnesia Specialties segment to be between $240 million and $250 million, generating $85 million to $90 million of gross profit.
•	SG&A expenses as a percentage of net sales to be less than 6.0%, despite an $18 million increase in heritage pension costs, primarily as a result of a lower discount rate.
•	Interest expense to approximate $75 million to $80 million.
•	Estimated effective income tax rate to approximate 32%, excluding discrete events.
•	Consolidated earnings before interest expense, income tax expense, depreciation, depletion and amortization expense (EBITDA) to range from $825 million to $875 million.
•

Capital expenditures to approximate $320 million, including $35 million of synergy-related capital and $80 million for the continued development of the new Medina limestone quarry outside of San Antonio. The Medina quarry is rail connected and will be able to ship aggregates products to South Texas, including Houston.

Mr. Nye concluded, “We are excited about the stronger and broader foundation we have created for Martin Marietta allowing us to achieve even greater success in the years ahead. The TXI acquisition transformed the Company and has us well positioned to benefit from future growth across our markets. We remain focused on strengthening our balance sheet and increasing our financial flexibility, with the underlying goal of creating additional shareholder value.”

RISKS TO OUTLOOK

The 2015 outlook includes management’s assessment of the likelihood of certain risks and uncertainties that will affect performance. The most significant risks to the Company’s performance will be Congress’ actions and timing surrounding federal highway funding and uncertainty over the funding mechanism for the Highway Trust Fund. Further, a decline in consumer confidence may negatively impact investment in construction projects. While both MAP-21 and TIFIA credit assistance are excluded from the U.S. debt ceiling limit, this issue may have a significant impact on the economy and, consequently, construction activity. Other risks and uncertainties related to the Corporation’s future performance include, but are not limited to: both price and volume, and a recurrence of widespread decline in aggregates volume negatively affecting aggregates price; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; a significant change in the funding patterns for traditional federal, state and/or local infrastructure projects; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in nonresidential construction; a decline in energy-related drilling activity resulting from a sustained period of low global oil prices or changes in oil production patterns in response to this decline and certain regulatory or other economic factors; a slowdown in the residential construction recovery, or some combination thereof; a reduction in economic activity in the Company’s Midwest states resulting from reduced funding levels provided by the Agricultural Act of 2014 and a reduction in capital investment by the railroads; an increase in the cost of compliance with governmental laws and regulations; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to our cement production facilities; and the possibility that certain expected synergies and operating efficiencies in connection with the TXI acquisition are not realized within the expected time-frames or at all. Further, increased highway construction funding pressures resulting from either federal or state issues can affect profitability. If these negatively affect transportation budgets more than in the past, construction spending could be reduced. Cement is subject to cyclical supply and demand and price fluctuations. The Magnesia Specialties business essentially runs at capacity; therefore any unplanned changes in costs or realignment of customers introduce volatility to the earnings of this segment.

The Company’s principal business serves customers in aggregates-related construction markets. This concentration could increase the risk of potential losses on customer receivables; however, payment bonds normally posted on public projects, together with lien rights on private projects, help to mitigate the risk of uncollectible receivables. The level of aggregates demand in the Company’s end-use markets, production levels and the management of production costs will affect the operating leverage of the Aggregates business and, therefore, profitability. Production costs in the Aggregates business are also sensitive to energy and raw material prices, both directly and indirectly. Diesel fuel and other consumables change production costs directly through consumption or indirectly by increased energy-related input costs, such as steel, explosives, tires and conveyor belts. Fluctuating diesel fuel pricing also affects transportation costs, primarily through fuel surcharges in the Company’s long-haul distribution network. The Cement business is also energy intensive and fluctuations in the price of coal affects costs. The Magnesia Specialties business is sensitive to changes in domestic steel capacity utilization and the absolute price and fluctuations in the cost of natural gas.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

Transportation in the Company’s long-haul network, particularly the supply of rail cars and locomotive power and condition of rail infrastructure to move trains, affects the Company’s ability to efficiently transport aggregate into certain markets, most notably Texas, Florida and the Gulf Coast. In addition, availability of rail cars and locomotives affects the Company’s ability to move dolomitic lime, a key raw material for magnesia chemicals, to both the Company’s plant in Manistee, Michigan, and customers. The availability of trucks, drivers and railcars to transport the Company’s product, particularly in markets experiencing high growth and increased demand, is also a risk and pressures the associated costs.

All of the Company’s businesses are also subject to weather-related risks that can significantly affect production schedules and profitability. The first and fourth quarters are most adversely affected by winter weather. Hurricane activity in the Atlantic Ocean and Gulf Coast generally is most active during the third and fourth quarters.

Risks to the outlook also include shipment declines as a result of economic events beyond the Company’s control. In addition to the impact on nonresidential and residential construction, the Company is exposed to risk in its estimated outlook from credit markets and the availability of and interest cost related to its debt.

The Company’s future performance is also exposed to risks from tax reform at the federal and state levels.

CONFERENCE CALL INFORMATION

The Company will discuss its fourth quarter and full-year 2014 earnings results on a conference call and online web simulcast today (February 10, 2015). The live broadcast of the Martin Marietta conference call will begin at 2:00 p.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted supplemental financial information related to its fourth-quarter performance on its website.

For those investors without online web access, the conference call may also be accessed by calling (970) 315-0423, confirmation number 68375566.

Martin Marietta, an American-based company and a member of the S&P 500 Index, is a leading supplier of aggregates and heavy building materials, with operations spanning 32 states, Canada and the Caribbean. Dedicated teams at Martin Marietta supply the resources for the roads, sidewalks and foundations on which we live. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Corporation’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Corporation’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Corporation’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Corporation’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Corporation believes in good faith are reasonable but which may be materially different from actual results. Forward-looking statements give the investor our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “anticipate,” “expect,” “should be,” “believe,” “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

Factors that the Corporation currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, but are not limited to, Congress’ actions and timing surrounding federal highway funding and uncertainty over the funding mechanism for the Highway Trust Fund; the performance of the United States economy and the resolution and impact of the debt ceiling and sequestration issues; widespread decline in aggregates pricing; the history of both cement and ready mixed concrete, to be subject to significant changes in supply, demand and price; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal and state transportation funding, most particularly in Texas, North Carolina, Iowa, Colorado and Georgia; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Corporation serves; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a slowdown in energy-related drilling activity, particularly in Texas; a slowdown in residential construction recovery; a reduction in construction activity and related shipments due to a decline in funding under the domestic farm bill; unfavorable weather conditions, particularly Atlantic Ocean hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Corporation; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Specialty Products business, natural gas; continued increases in the cost of other repair and supply parts; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to cement production facilities; increasing governmental regulation, including environmental laws; transportation availability, notably the availability of railcars and locomotive power to move trains to supply the Corporation’s Texas, Florida and Gulf Coast markets; increased transportation costs, including increases from higher passed-through energy and other costs to comply with tightening regulations as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of our materials, particularly in areas with significant energy-related activity, such as Texas and Colorado; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Corporation’s dolomitic lime products; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; ability to successfully integrate acquisitions quickly and in a cost-effective manner and achieve anticipated profitability to maintain compliance with the Corporation’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Corporation’s tax rate; violation of the Corporation’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Corporation’s common stock price and its impact on goodwill impairment evaluations; reduction of the Corporation’s credit rating to non-investment grade resulting from strategic acquisitions; and other risk factors listed from time to time found in the Corporation’s filings with the SEC. Other factors besides those listed here may also adversely affect the Corporation, and may be material to the Corporation. The Corporation assumes no obligation to update any such forward-looking statements.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

In millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net sales	$779.5	$491.4	$2,679.1	$1,943.2
Freight and delivery revenues	76.8	53.6	278.9	212.3
Total revenues	856.3	545.0	2,958.0	2,155.5
Cost of sales	614.2	390.4	2,156.7	1,579.2
Freight and delivery costs	76.8	53.6	278.9	212.3
Total cost of revenues	691.0	444.0	2,435.6	1,791.5
Gross profit	165.3	101.0	522.4	364.0
Selling, general and administrative expenses	50.0	37.5	169.2	150.1
Acquisition-related expenses, net	1.7	—	42.9	0.7
Other operating (income) and expenses, net	(5.0)	0.7	(4.6)	(4.8)
Earnings from operations	118.6	62.8	314.9	218.0
Interest expense	21.1	12.8	66.1	53.5
Other nonoperating (income) and expenses, net	(1.7)	0.1	(0.4)	0.3
Earnings from continuing operations before taxes on income	99.2	49.9	249.2	164.2
Income tax expense	35.3	14.4	94.9	44.0
Earnings from continuing operations	63.9	35.5	154.3	120.2

Gain (Loss) on discontinued operations, net of related tax expense (benefit) of $0.0, $(0.2), $0.0 and $(0.4), respectively	0.1	(0.3)	—	(0.8)
Consolidated net earnings	64.0	35.2	154.3	119.4
Less: Net earnings (loss) attributable to noncontrolling interests	—	(0.8)	(1.3)	(1.9)
Net earnings attributable to Martin Marietta Materials, Inc.	$64.0	$36.0	$155.6	$121.3
Net earnings (loss) per common share:
Basic from continuing operations attributable to common shareholders	$0.95	$0.79	$2.73	$2.64
Discontinued operations attributable to common shareholders	—	(0.01)	—	(0.02)
	$0.95	$0.78	$2.73	$2.62
Diluted from continuing operations attributable to common shareholders	$0.94	$0.78	$2.71	$2.63
Discontinued operations attributable to common shareholders	—	(0.01)	—	(0.02)
	$0.94	$0.77	$2.71	$2.61
Dividends per common share	$0.40	$0.40	$1.60	$1.60
Average number of common shares outstanding:
Basic	67.3	46.3	56.9	46.2
Diluted	67.6	46.4	57.1	46.3

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Unaudited Financial Highlights

(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net sales:
Aggregates Business:
Mid-America Group	$201.0	$179.8	$770.5	$720.0
Southeast Group	60.8	55.0	255.0	226.5
West Group	359.5	198.5	1,207.9	771.1
Total Aggregates Business	621.3	433.3	2,233.4	1,717.6
Cement	100.0	—	209.6	—
Magnesia Specialties	58.2	58.1	236.1	225.6
Total	$779.5	$491.4	$2,679.1	$1,943.2
Gross profit (loss):
Aggregates Business:
Mid-America Group	$66.9	$54.9	$216.9	$192.7
Southeast Group	5.8	(0.6)	10.6	(3.5)
West Group	39.0	23.9	155.7	92.5
Total Aggregates Business	111.7	78.2	383.2	281.7
Cement	28.3	—	52.5	—
Magnesia Specialties	22.4	22.9	84.6	83.7
Corporate	2.9	(0.1)	2.1	(1.4)
Total	$165.3	$101.0	$522.4	$364.0
Selling, general and administrative expenses:
Aggregates Business:
Mid-America Group	$13.1	$13.4	$52.2	$53.7
Southeast Group	4.6	4.7	17.8	18.1
West Group	14.3	11.3	50.2	42.9
Total Aggregates Business	32.0	29.4	120.2	114.7
Cement	6.4	—	12.7	—
Magnesia Specialties	2.5	2.6	9.8	10.2
Corporate	9.1	5.5	26.5	25.2
Total	$50.0	$37.5	$169.2	$150.1
Earnings (Loss) from operations:
Aggregates Business:
Mid-America Group	$55.5	$43.4	$172.2	$144.3
Southeast Group	1.8	(4.9)	(5.3)	(19.8)
West Group	28.1	13.3	153.2	53.1
Total Aggregates Business	85.4	51.8	320.1	177.6
Cement	22.5	—	40.8	—
Magnesia Specialties	19.8	20.4	74.8	73.5
Corporate	(9.1)	(9.4)	(120.8)	(33.1)
Total	$118.6	$62.8	$314.9	$218.0

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Unaudited Financial Highlights

(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net sales by product line:
Heritage:
Aggregates Business:
Aggregates	$374.6	$331.2	$1,502.5	$1,347.5
Asphalt	16.3	14.0	76.3	66.2
Ready Mixed Concrete	49.1	42.7	196.0	146.1
Road Paving	43.3	45.4	156.6	157.8
Total Aggregates Business	483.3	433.3	1,931.4	1,717.6
Magnesia Specialties Business	58.2	58.1	236.1	225.6
Acquisition:
Aggregates Business:
Aggregates	30.8	—	67.5	—
Ready Mixed Concrete	107.2	—	234.5	—
Total Aggregates Business	138.0	—	302.0	—
Cement Business	100.0	—	209.6	—
Total	$779.5	$491.4	$2,679.1	$1,943.2
Gross profit (loss) by product line:
Heritage:
Aggregates Business:
Aggregates	$91.8	$69.9	$321.0	$259.1
Asphalt	2.8	3.2	13.6	12.9
Ready Mixed Concrete	6.7	3.4	25.6	8.3
Road Paving	3.8	1.7	6.4	1.4
Total Aggregates Business	105.1	78.2	366.6	281.7
Magnesia Specialties Business	22.4	22.9	84.6	83.7
Corporate	3.7	(0.1)	3.4	(1.4)
Acquisition:
Aggregates Business:
Aggregates	2.8	—	3.1	—
Ready Mixed Concrete	3.8	—	13.5	—
Total Aggregates Business	6.6	—	16.6	—
Cement Business	28.3	—	52.5	—
Corporate	(0.8)	—	(1.3)	—
Total	$165.3	$101.0	$522.4	$364.0
Depreciation	$59.0	$40.5	$199.8	$162.7
Depletion	4.7	1.8	11.0	5.7
Amortization	4.5	1.4	11.5	5.4
	$68.2	$43.7	$222.3	$173.8

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Unaudited Financial Highlights

(Dollars in millions)

	Three Months Ended
	December 31
	Heritage Martin Marietta(1)	Acquired Operations(2)	Nonrecurring TXI Transaction Items(3)	Consolidated
	2014	2014	2014	2014
Net sales	$541.5	$238.0	$—	$779.5
Freight and delivery revenues	63.3	13.5	—	76.8
Total revenues	604.8	251.5	—	856.3
Cost of sales	410.3	203.9	—	614.2
Freight and delivery costs	63.3	13.5	—	76.8
Total cost of revenues	473.6	217.4	—	691.0
Gross profit	131.2	34.1	—	165.3
Selling, general and administrative expenses(4)	38.4	11.6	—	50.0
Acquisition-related expenses, net	0.1	—	1.6	1.7
Other operating income, net	(4.0)	(1.0)	—	(5.0)
Earnings from operations	$96.7	$23.5	$(1.6)	$118.6
(1)	Heritage Martin Marietta is consolidated 2014 results excluding the operating results of acquired TXI locations and nonrecurring items directly attributable to the TXI acquisition.
(2)	Acquired operations reflect the operating results of all acquired TXI locations.
(3)	Nonrecurring TXI transaction items are attributable to the TXI acquisition and reflect acquisition related expenses, net
(4)	Selling, general and administrative expenses for acquired operations include the allocation of $4.6 million of Corporate overhead.

	Three Months Ended
	December 31
	Heritage Martin Marietta	Heritage Martin Marietta	Variance(5) — Favorable (Unfavorable)
	2014	2013
Net sales	$541.5	$491.4	$50.1
Freight and delivery revenues	63.3	53.6	9.7
Total revenues	604.8	545.0	59.8
Cost of sales	410.3	390.4	(19.9)
Freight and delivery costs	63.3	53.6	(9.7)
Total cost of revenues	473.6	444.0	(29.6)
Gross profit	131.2	101.0	30.2
Selling, general and administrative expenses	38.4	37.5	(0.9)
Acquisition-related expenses, net	0.1	—	(0.1)
Other operating (income) & expenses, net	(4.0)	0.7	4.7
Earnings from operations	$96.7	$62.8	$33.9
(5)	The variance reflects the change between Heritage Martin Marietta 2014 and Heritage Martin Marietta 2013.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Unaudited Financial Highlights

(Dollars in millions)

	Year Ended
	December 31
	Heritage Martin Marietta(1)	Acquired Operations(2)	Nonrecurring TXI Transaction Items(3)	Consolidated
	2014	2014	2014	2014
Net sales	$2,167.5	$511.6	$—	$2,679.1
Freight and delivery revenues	251.4	27.5	—	278.9
Total revenues	2,418.9	539.1	—	2,958.0
Cost of sales	1,712.9	443.8	—	2,156.7
Freight and delivery costs	251.4	27.5	—	278.9
Total cost of revenues	1,964.3	471.3	—	2,435.6
Gross profit	454.6	67.8	—	522.4
Selling, general and administrative expenses(4)	141.8	27.4	—	169.2
Acquisition-related expenses, net	0.2	—	42.7	42.9
Other operating income, net	(2.7)	(1.9)	—	(4.6)
Earnings from operations	$315.3	$42.3	$(42.7)	$314.9
(1)	Heritage Martin Marietta is consolidated 2014 results excluding the operating results of acquired TXI locations and nonrecurring items directly attributable to the TXI acquisition.
(2)	Acquired operations reflect the operating results of all acquired TXI locations.
(3)	Nonrecurring TXI transaction items are attributable to the TXI acquisition and reflect acquisition related expenses, net.
(4)	Selling, general and administrative expenses for acquired operations include the allocation of $9.2 million of Corporate overhead.

	Year Ended
	December 31
	Heritage Martin Marietta	Heritage Martin Marietta	Variance(5)- Favorable (Unfavorable)
	2014	2013
Net sales	$2,167.5	$1,943.2	$224.3
Freight and delivery revenues	251.4	212.3	39.1
Total revenues	2,418.9	2,155.5	263.4
Cost of sales	1,712.9	1,579.2	(133.7)
Freight and delivery costs	251.4	212.3	(39.1)
Total cost of revenues	1,964.3	1,791.5	(172.8)
Gross profit	454.6	364.0	90.6
Selling, general and administrative expenses	141.8	150.1	8.3
Acquisition-related expenses, net	0.2	0.7	0.5
Other operating income, net	(2.7)	(4.8)	(2.1)
Earnings from operations	$315.3	$218.0	$97.3
(5)	The variance reflects the change between Heritage Martin Marietta 2014 and Heritage Martin Marietta 2013.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Unaudited Financial Highlights—West Group

(Dollars in millions)

	Three Months Ended
	December 31
	Heritage West	Acquired Operations	West
	2014(1)	2014(2)	2014
Net sales	$221.5	$138.0	$359.5
Freight and delivery revenues	32.4	7.5	39.9
Total revenues	253.9	145.5	399.4
Cost of sales	189.1	131.4	320.5
Freight and delivery costs	32.4	7.5	39.9
Total cost of revenues	221.5	138.9	360.4
Gross profit	$32.4	$6.6	$39.0
(1)	Heritage West 2014 results reflect the 2014 West results less the operating results of acquired TXI locations.
(2)	Acquired operations reflect the operating results for all acquired TXI aggregates and ready mixed concrete operations reported in the West Group.

	Three Months Ended
	December 31
	Heritage West	West	Variance (3)- Favorable (Unfavorable)
	2014	2013
Net sales	$221.5	$198.5	$23.0
Freight and delivery revenues	32.4	27.2	5.2
Total revenues	253.9	225.7	28.2
Cost of sales	189.1	174.6	(14.5)
Freight and delivery costs	32.4	27.2	(5.2)
Total cost of revenues	221.5	201.8	(19.7)
Gross profit	$32.4	$23.9	$8.5
(3)	The variance reflects the change between Heritage West 2014 and West 2013.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Unaudited Financial Highlights—West Group

(Dollars in millions)

	Year Ended December 31
	Heritage West	Acquired Operations
	2014(1)	2014(2)	West 2014
Net sales	$905.9	$302.0	$1,207.9
Freight and delivery revenues	133.1	15.3	148.4
Total revenues	1,039.0	317.3	1,356.3
Cost of sales	766.8	285.4	1,052.2
Freight and delivery costs	133.1	15.3	148.4
Total cost of revenues	899.9	300.7	1,200.6
Gross profit	$139.1	16.6	$155.7
Add back: Impact of selling acquired inventory due to the markup to fair value (3)		6.8
Adjusted gross profit (4)		$23.4
(1)	Heritage West 2014 results reflect the 2014 West results less the operating results of acquired TXI locations.
(2)	Acquired operations reflect the operating results for all acquired TXI aggregates and ready mixed concrete operations reported in the West Group.
(3)	Reflects the nonrecurring impact of writing up acquired aggregates and ready mixed concrete acquired inventories to fair value at the acquisition date.
(4)

Represents non-GAAP measure and is presented so investors and analysts can evaluate and forecast future results of operations that will not include the one-time cost resulting from selling acquired inventory.

	Year Ended December 31
	Heritage West	West	Variance(5) - Favorable
	2014	2013	(Unfavorable)
Net sales	$905.9	$771.1	$134.8
Freight and delivery revenues	133.1	104.5	28.6
	1,039.0	875.6	163.4
Cost of sales	766.8	678.6	(88.2)
Freight and delivery costs	133.1	104.5	(28.6)
Total cost of revenues	899.9	783.1	(116.8)
Gross profit	$139.1	$92.5	$46.6
(5)	The variance reflects the change between Heritage West 2014 and West 2013.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Balance Sheet Data

(In millions)

	December 31,	December 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$108.7	$42.4
Accounts receivable, net	421.0	245.4
Inventories, net	484.9	347.3
Other current assets	274.2	120.2
Property, plant and equipment, net	3,402.8	1,799.3
Intangible assets, net	2,664.0	665.2
Other noncurrent assets	108.8	40.0
Total assets	$7,464.4	$3,259.8
LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$14.3	$12.4
Other current liabilities	382.3	198.1
Long-term debt (excluding current maturities)	1,571.1	1,018.5
Other noncurrent liabilities	1,144.0	455.9
Total equity	4,352.7	1,574.9
Total liabilities and equity	$7,464.4	$3,259.8

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

(In millions)

	Year Ended
	December 31,
	2014	2013
Operating activities:
Consolidated net earnings	$154.3	$119.4
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	222.7	173.8
Stock-based compensation expense	9.0	7.0
Gains on divestitures and sales of assets	(52.3)	(2.3)
Deferred income taxes	50.3	24.1
Excess tax benefits from stock-based compensation	(2.5)	(2.4)
Other items, net	4.9	(0.4)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(16.7)	(22.5)
Inventories, net	(12.0)	(11.6)
Accounts payable	5.3	20.1
Other assets and liabilities, net	18.7	3.8
Net cash provided by operating activities	381.7	309.0
Investing activities:
Additions to property, plant and equipment	(232.2)	(155.2)
Acquisitions, net	(0.2)	(64.5)
Cash received in acquisition	59.9	—
Proceeds from divestitures and sales of assets	122.0	8.5
Repayments from affiliate	1.2	—
Payment of railcar construction advances	(14.5)	—
Reimbursement of railcar construction advances	14.5	—
Loan to affiliate	—	(3.4)
Net cash used for investing activities	(49.3)	(214.6)
Borrowings of long-term debt	868.8	604.4
Repayments of long-term debt	(1,057.3)	(621.1)
Payments on capital leases	(3.1)	(0.1)
Change in bank overdraft	(2.3)	2.5
Dividends paid	(91.3)	(74.2)
Debt issue costs	(2.8)	(2.1)
Distributions to owners of noncontrolling interests	(0.8)	(0.9)
Purchase of remaining interest in existing subsidiaries	(19.5)	—
Excess tax benefits from stock-based compensation	2.5	2.4
Issuances of common stock	39.7	11.7
Net cash used for financing activities	(266.1)	(77.4)
Net increase in cash and cash equivalents	66.3	17.0
Cash and cash equivalents, beginning of period	42.4	25.4
Cash and cash equivalents, end of period	$108.7	$42.4

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended		Year Ended
	December 31, 2014		December 31, 2014
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance (1)
Heritage Aggregates Product Line: (2)
Mid-America Group	7.7%	3.9%	3.1%	3.8%
Southeast Group	4.1%	7.2%	6.0%	6.4%
West Group	8.6%	9.3%	13.8%	5.1%
Heritage Aggregates Operations	7.6%	6.0%	7.5%	4.1%
Aggregates Product Line (3)	18.8%	6.7%	13.7%	4.5%

	Three Months Ended		Year Ended
	December 31,		December 31,
Shipments (tons in thousands)	2014	2013	2014	2013
Heritage Aggregates Product Line: (2)
Mid-America Group	16,800	15,597	64,959	62,982
Southeast Group	4,358	4,186	18,289	17,250
West Group	12,665	11,665	54,873	48,201
Heritage Aggregates Operations	33,823	31,448	138,121	128,433
Acquisitions	3,527	—	7,929	—
Aggregates Product Line (3)	37,350	31,448	146,050	128,433
(1)	Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.
(2)	Heritage Aggregates Product Line and Heritage Aggregates Operations exclude volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period.
(3)	Aggregates Product Line includes all acquisitions from the date of acquisition and divestitures through the date of disposal.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Heritage:
Aggregates tons—external customers	32,389	30,274	132,523	123,792
Internal aggregates tons used in other product lines	1,434	1,174	5,598	4,641
Total aggregates tons	33,823	31,448	138,121	128,433
Asphalt tons—external customers	326	288	1,508	1,361
Internal asphalt tons used in road paving business	460	471	1,807	1,728
Total asphalt tons	786	759	3,315	3,089
Ready Mixed Concrete—cubic yards	493	481	2,033	1,742
Acquisitions:
Aggregates tons—external customers	2,541	—	5,699	—
Internal aggregates tons used in other product lines	986	—	2,230	—
Total aggregates tons	3,527	—	7,929	—
Ready Mixed Concrete—cubic yards(4)	1,280	—	2,746	—
Cement tons-external customers	1,048	—	2,318	—
Internal cement tons used in other product lines	252	—	506	—
Total Cement tons(5)	1,300	—	2,824	—
Average unit sales price by product line (including internal sales):
Heritage:
Aggregates (per ton)	$11.30	$10.67	$11.07	$10.63
Asphalt (per ton)	$39.90	$42.03	$41.26	$42.09
Ready Mixed Concrete (per cubic yard)	$96.02	$86.73	$93.27	$83.73
Acquisitions:
Aggregates (per ton)	$12.13	$—	$11.96	$—
Ready Mixed Concrete (per cubic yard)(4)	$82.74	$—	$84.53	$—
Cement (per ton)(5)	$93.02	$—	$89.21	$—
(4)

Ready mix operations acquired by Martin Marietta on July 1, 2014. For comparative purposes, for the three months ended September 30, 2014, the Corporation shipped 1,466 cubic yards of ready mixed concrete from these operations at an average price of $86.10 per cubic yard. The volume decline in the quarter ended December 31, 2014 compared with the quarter ended September 30, 2014 reflects the seasonality of the business. The decline in average selling price reflects the ceasing of temperature control methods that are used in warmer months. When used, temperature control methods result in additional cost that is reflected in the price charged to customers.

(5)

Cement operations acquired by Martin Marietta on July 1, 2014. For comparative purposes, for the three months ended September 30, 2014, the Corporation shipped 1,525 tons of cement from these operations at an average price of $85.95 per ton. The volume decline in the quarter ended December 31, 2014 compared with the quarter ended September 30, 2014 reflects the seasonality of the business. The higher average selling price reflects the $10 per ton increase implemented during the quarter ended December 31, 2014.

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

(Dollars in millions)

Gross margin as a percentage of net sales and operating margin as a percentage of net sales represent non-GAAP measures.  The Corporation presents these ratios calculated based on net sales, as it is consistent with the basis by which management reviews the Corporation's operating results.  Further, management believes it is consistent with the basis by which investors analyze the Corporation's operating results, given that freight and delivery revenues and costs represent pass-through and have no profit markup.  Gross margin and operating margin calculated as percentages of total revenues represent the most directly comparable financial measures calculated in accordance with generally accepted accounting principles ("GAAP").  The following tables present the calculations of gross margin and operating margin for the three months and year ended December 31, 2014 and 2013, in accordance with GAAP and reconciliations of the ratios as percentages of total revenues to percentages of net sales:

Gross Margin in Accordance with Generally Accepted	Three Months Ended		Year Ended
Accounting Principles	December 31,		December 31,
	2014	2013	2014	2013
Gross profit	$165.3	$101.0	$522.4	$364.0
Total revenues	$856.3	$545.0	$2,958.0	$2,155.5
Gross margin	19.3%	18.5%	17.7%	16.9%

	Three Months Ended		Year Ended
Gross Margin Excluding Freight and Delivery Revenues	December 31,		December 31,
	2014	2013	2014	2013
Gross profit	$165.3	$101.0	$522.4	$364.0
Total revenues	$856.3	$545.0	$2,958.0	$2,155.5
Less: Freight and delivery revenues	(76.8)	(53.6)	(278.9)	(212.3)
Net sales	$779.5	$491.4	$2,679.1	$1,943.2
Gross margin excluding freight and delivery revenues	21.2%	20.6%	19.5%	18.7%

Operating Margin in Accordance with Generally Accepted	Three Months Ended		Year Ended
Accounting Principles	December 31,		December 31,
	2014	2013	2014	2013
Earnings from operations	$118.6	$62.8	$314.9	$218.0
Total revenues	$856.3	$545.0	$2,958.0	$2,155.5
Operating margin	13.9%	11.5%	10.6%	10.1%

	Three Months Ended		Year Ended
Operating Margin Excluding Freight and Delivery Revenues	December 31,		December 31,
	2014	2013	2014	2013
Earnings from operations	$118.6	$62.8	$314.9	$218.0
Total revenues	$856.3	$545.0	$2,958.0	$2,155.5
Less: Freight and delivery revenues	(76.8)	(53.6)	(278.9)	(212.3)
Net sales	$779.5	$491.4	$2,679.1	$1,943.2
Operating margin excluding freight and delivery revenues	15.2%	12.8%	11.8%	11.2%

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (continued)

(Dollars, other than earnings per share amounts, and number of shares in millions)

Adjusted consolidated earnings from operations and adjusted earnings per diluted share for the three months and year ended December 31, 2014, exclude the impact of acquisition-related expenses, net, related to the TXI acquisition and the impact of selling acquired inventory due to the markup to fair value as part of accounting for the TXI acquisition. Acquisition-related expenses, net, consist of acquisition and integration expenses and the nonrecurring gain on a divestiture. Adjusted consolidated earnings from operations and adjusted earnings per diluted share represent non-GAAP financial measures. Management presents these measures for investors and analysts to evaluate and forecast the Corporation’s financial results, as acquisition-related expenses, net, and the impact of selling acquired inventory due to the markup to fair value are nonrecurring.

The following shows the calculation of the impact of acquisition-related expenses, net, related to the combination with TXI on the earnings per diluted share for the three months and year ended December 31, 2014:

	Three Months
	Ended	Year Ended
Acquisition-related expenses, net, related to the business combination with TXI	$1.6	$42.7
Income tax expense	1.6	9.1
After-tax impact of acquisition-related expenses, net, related to the business combination with TXI	$3.2	$51.8
Diluted average number of common shares outstanding	67.6	57.1
Per diluted share impact of acquisition-related expenses, net, related to the business combination with TXI	$(0.05)	$(0.91)

The following shows the calculation of the earnings per diluted share impact of selling acquired inventory due to the markup to fair value as part of accounting for the TXI acquisition for the three months and year ended December 31, 2014:

	Three Months
	Ended	Year Ended
Earnings impact of selling acquired inventory due to markup to fair value as part of accounting for the TXI acquisition	$(0.2)	$(11.1)
Income tax benefit	0.1	4.1
After-tax impact of selling acquired inventory due to markup to fair value as part of accounting for the TXI acquisition	$(0.1)	$(7.0)
Diluted average number of common shares outstanding	67.6	57.1
Per diluted share impact of selling acquired inventory due to markup to fair value as part of accounting for the TXI acquisition	$—	$(0.12)

The following reconciles consolidated earnings from operations in accordance with generally accepted accounting principles for the three months and year ended December 31, 2014, to adjusted consolidated earnings from operations, which excludes the impact of acquisition-related expenses, net, and the impact of selling acquired inventory due to the markup to fair value as part of the business combination with TXI

	Three Months
	Ended	Year Ended
Consolidated earnings from operations in accordance with generally accepted accounting principles	$118.6	$314.9
Add back: Acquisition-related expenses, net, related to the business combination with TXI	1.6	42.7
Impact of selling acquired inventory due to the markup to fair value as part of the business combination with TXI	0.2	11.1
Adjusted consolidated earnings from operations	$120.4	$368.7

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

The following reconciles the earnings per diluted share in accordance with generally accepted accounting principles for the three months and year ended December 31, 2014, to adjusted earnings per diluted share, which excludes the impact of acquisition-related expenses, net, and the impact of selling acquired inventory due to the markup to fair value as part of the business combination with TXI

	Three Months
	Ended	Year Ended
Earnings per diluted share in accordance with generally accepted accounting principles	$0.94	$2.71
Add back: Per diluted share impact of acquisition-related expenses, net, related to the business combination with TXI	0.05	0.91
Per diluted share impact of selling acquired inventory due to the markup to fair value as part of the business combination with TXI	—	0.12
Adjusted earnings per diluted share	$0.99	$3.74

Adjusted gross profit for the year ended December 31, 2014, excludes the impact of selling acquired inventory due to the markup to fair value as part of accounting for the TXI acquisition and is a non-GAAP measure. Management presents this measure for investors and analysts to evaluate and forecast the Corporation’s financial results, as the impact of selling acquired inventory due to the markup to fair value is nonrecurring.

The following reconciles gross profit to adjusted gross profit for the year ended December 31, 2014 for the Cement business and the acquired TXI operations

	Cement	Acquired TXI
	Business	Operations
Gross profit in accordance with generally accepted accounting principles	$52.5	$67.8
Add back: Impact of selling acquired inventory due to the markup to fair value as part of the business combination with TXI	4.3	11.1
Adjusted gross profit	$56.8	$78.9

Adjusted cash provided by operating activities for the year ended December 31, 2014, excludes the impact of TXI transaction and integration expenses and is a non-GAAP measure.

Management presents this measure for investors and analysts to evaluate and forecast the Corporation’s ability to generate operating cash flow, as the amounts paid in 2014 for TXI transaction and integration expenses are nonrecurring.

The following reconciles net cash provided by operating activities in accordance with GAAP to adjusted cash provided by operating activities for the year ended December 31, 2014.

Net cash provied by operating activities	$381.7
Add back: cash payments during 2014 for TXI transaction and integration expenses	70.3
Adjusted cash provided by operating activities	$452.0

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (continued)

(Dollars in millions)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing twelve months is a covenant under the Corporation’s revolving credit facility, term loan facility and accounts receivable securitization facility. Under the terms of these agreements, as amended, the Corporation’s ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing twelve months can not exceed 3.50 times as of December 31, 2014, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-twelve months at December 31, 2014.

For supporting calculations, refer to Corporation’s website at www.martinmarietta.com.

Twelve-Month Period January 1, 2014 to December 31, 2014

Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$155.6
Add back:
Interest expense	66.1
Income tax expense	94.8
Depreciation, depletion and amortization expense	220.0
Stock-based compensation expense	9.0
TXI acquisition-related expenses, net,	42.7
Deduct:
Interest income	(0.5)
TXI EBITDA pre-acquisition (January 1, 2014—June 30, 2014)	43.5
Consolidated EBITDA, as defined	$631.2
Consolidated Debt, including debt for which the Corporation is a co-borrower, at December 31, 2014	$1,550.6
Consolidated Debt-to-Consolidated EBITDA, as defined, at December 31, 2014 for the trailing twelve-month EBITDA	2.46 times

EBITDA is a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow. For further information on EBITDA, refer to the Corporation’s website at www.martinmarietta.com. EBITDA is as follows for the three months and year ended December 31, 2014 and 2013.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Consolidated Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA)	$188.3	$106.3	$537.0	$390.2

A Reconciliation of Net Earnings Attributable to Martin Marietta Materials, Inc. to Consolidated EBITDA is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Earnings Attributable to Martin Marietta Materials, Inc.	$64.0	$36.0	$155.6	$121.3
Add back:
Interest Expense	21.1	12.8	66.1	53.5
Income Tax Expense for Controlling Interests	35.3	14.3	94.8	43.5
Depreciation, Depletion and Amortization Expense	67.9	43.2	220.5	171.9
Consolidated EBITDA	$188.3	$106.3	$537.0	$390.2

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MLM Announces Fourth-Quarter 2014 Results

February 10, 2015

A Reconciliation of earnings before taxes on income to EBITDA for the Cement business and the acquired TXI operations for the quarter ended December 31, 2014 is as follows:

	Cement	Acquired TXI
	Business	Operations
Earnings Before Taxes On Income	$22.4	$23.4
Add back:
Interest Expense	0.1	1.8
Depreciation, Depletion and Amortization Expense	15.2	25.8
EBITDA	$37.7	$51.0

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